SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 22, 2005

                                CorVu Corporation
             (Exact name of Registrant as Specified in its Charter)

                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         0-29299                                               41-1457090
(Commission File Number)                                     (IRS Employer
                                                           Identification No.)

                              3400 West 66th Street
                             Edina, Minnesota 55435
              (Address of Principal Executive Offices and Zip Code)

                                 (952) 944-7777
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant's Business and Operations

Item  1.02 Termination of a Material Definitive Agreement.

      CorVu Corporation (the "Company") and its Senior Vice President of Corporate Strategy, Alan M. Missroon, Jr., mutually agreed to terminate the employment agreement dated January 2, 1997 between the Company and Mr. Missroon effective March 22, 2005. This termination is due to certain changes in the Company's personnel structure that led both parties to believe that a termination of Mr.Missroon's employment with the Company would be in their mutual best interests. In accordance with the terms of the employment agreement, Mr. Missroon will receive a lump sum payment equal to his base salary for six months. In addition, the Company will make an additional payment of $15,000 to Mr. Missroon for the completion of certain tasks and in exchange for a signed release agreement. Mr. Missroon is subject to customary confidentiality and non-compete provisions.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item  1.02 is incorporated by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CORVU CORPORATION


                                           By /s/ David C. Carlson
                                              ----------------------------------
Date:  March 28, 2005                         David C. Carlson
                                              Chief Financial Officer